Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE:

DCT INDUSTRIAL TRUST® REPORTS FIRST QUARTER 2018 RESULTS

Net Earnings of $0.52 per Diluted Share

FFO, as adjusted, of $0.63 per Diluted Share

Consolidated Operating Occupancy of 97.7 Percent

Rent Growth of 35.0 Percent on a Straight-Line Basis and 14.2 Percent on a Cash Basis

Quarterly Same-Store Portfolio NOI Growth of 6.4 Percent on a Cash Basis and

2.9 Percent on a Straight-Line Basis

DENVER, April 29, 2018, - DCT Industrial Trust® (NYSE: DCT), a leading real estate company, today announced financial results for the quarter ending March 31, 2018.

Net income attributable to common stockholders (“Net Earnings”) for Q1 2018 was $0.52 per diluted share compared with $0.16 per diluted share reported for Q1 2017, a 225.0 percent increase.

Funds from operations (“FFO”), as adjusted, attributable to common stockholders and unitholders for Q1 2018 was $0.63 per diluted share, compared with $0.61 per diluted share for Q1 2017, a 3.3 percent increase.

Property Results and Leasing Activity

As of March 31, 2018, DCT Industrial owned 393 consolidated operating properties, totaling 63.3 million square feet, with occupancy of 97.7 percent, a decrease of 10 basis points from Q4 2017 and an increase of 20 basis points over Q1 2017. Additionally, approximately 437,000 square feet or 0.7 percent of DCT Industrial’s total consolidated operating portfolio was leased but not occupied as of March 31, 2018, which does not take into consideration 843,000 square feet of leased space in developments under construction or in pre-development. During the first quarter, the impact of acquisitions, dispositions and placing developments and redevelopments into operations decreased consolidated operating occupancy by 10 basis points, compared to Q4 2017.

In Q1 2018, the Company signed leases totaling 2.5 million square feet with rental rates increasing 35.0 percent on a straight-line basis and 14.2 percent on a cash basis, compared to the corresponding expiring leases. The Company’s tenant retention rate was 81.6 percent in Q1 2018.

Net operating income (“NOI”) was $82.5 million in Q1 2018, compared with $81.7 million in Q4 2017.

Comparing Q1 2018 to Q1 2017, NOI from the Quarterly Same-Store Portfolio increased 6.4 percent on a cash basis and 2.9 percent on a straight-line basis, which excludes revenue from lease terminations.

Quarterly Same-Store Portfolio occupancy averaged 97.8 percent in Q1 2018, an increase of 60 points compared with Q1 2017. Quarterly Same-Store Portfolio occupancy as of March 31, 2018 was 97.8 percent.

For definitions of Financial Measures see page 8 of this release and page 21 in DCT Industrial’s First Quarter 2018 Supplemental Reporting Package.

Investment Activity

Acquisitions

Since DCT Industrial’s Q4 2017 Earnings Release, the Company acquired a value-add, 37,000 square foot, Class A building in the 880-Corridor of the East Bay market in Northern California for $7.1 million. The building was 100 percent occupied at closing, however, the tenant is expected to vacate upon the expiration of their lease in Q3 2018. The Company expects a stabilized cash yield of 4.6 percent upon stabilization.

Development

Since the Company’s Q4 2017 Earnings Release, DCT Industrial purchased 40.2 acres for the future development of 717,000 square feet.

Highlights since DCT Industrial’s Q4 2017 Earnings Release:

In Q1 2018:

•	Executed a 73,000 square foot lease for DCT Miller Road in the Northwest submarket of Dallas, bringing the 270,000 square foot development to 100 percent leased.
•	Executed a 95,000 square foot lease for DCT North Satellite Distribution Center in the I-85/Northwest submarket of Atlanta, bringing the 549,000 square foot development to 100 percent leased.
•	Executed a 63,000 square foot lease for DCT Stockyards Industrial Center in the City South submarket of Chicago, bringing the 167,000 square foot development to 37.9 percent leased.
•	Commenced construction on DCT Airport Distribution Center Building E in the Southeast submarket of Orlando, a 102,000 square foot building. Shell construction is scheduled to be complete in Q3 2018.
•	Acquired 9.2 acres in the Inland Empire West submarket of Southern California to develop DCT Fontana West Logistics Center, a 207,000 square foot facility.

Since March 31, 2018:

•	Acquired 26.0 acres in the I-55 submarket of Chicago to develop DCT Pinnacle Industrial Center, a 407,000 square foot facility.
•	Acquired 5.0 acres in the 880-Corridor in the East Bay market in Northern California to develop DCT Hayman Logistics Center, a 103,000 square foot facility.

Dispositions

Since DCT Industrial’s Q4 2017 Earnings Release, the Company sold three buildings totaling 109,000 square feet. These transactions generated total gross proceeds of $14.9 million and have an expected year-one weighted-average cash yield of 5.8 percent.

The table below summarizes dispositions since the Company’s Q4 2017 Earnings Release:

Market	Submarket	Square Feet	Occupancy	Closed
Atlanta	I-85 Northeast	12,000	0.0%	Feb-18
Southern California (2 buildings)	North County San Diego	97,000	100.0%	Apr-18
Total/Weighted Average		109,000	88.9%

Capital Markets

In Q1 2018, DCT Industrial raised $10.8 million in net proceeds from the sale of common stock through its “at the market” equity offering. The Company issued approximately 191,000 shares at a weighted-average price of $57.36 per share. The proceeds were used to fund development and redevelopment and general corporate activities.

Dividend

DCT Industrial’s Board of Directors declared a $0.36 per share quarterly cash dividend payable on July 11, 2018 to stockholders of record as of June 29, 2018.

Conference Call, Guidance and Annual Meeting of Stockholders

In light of DCT Industrial’s proposed merger announced earlier today, the Q1 2018 conference call is canceled and the Company will no longer provide guidance. Further the DCT Industrial Annual Meeting of Stockholders, scheduled for May 3, 2018 at 10:00 a.m. is canceled.

Supplemental information is available in the Investors section of the Company’s website at www.dctindustrial.com or by e-mail request to investorrelations@dctindustrial.com. Interested parties may also obtain additional information from the SEC’s website at www.sec.gov.

About DCT Industrial Trust®

DCT Industrial is a leading logistics real estate company specializing in the ownership, development, acquisition, leasing and management of bulk-distribution and light-industrial properties in high-demand distribution markets in the United States. DCT’s actively-managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. As of March 31, 2018, the Company owned interests in approximately 73.7 million square feet of properties leased to approximately 840 customers. DCT maintains a Baa2 rating from Moody’s Investors Service and a BBB from S&P Global Ratings. Additional information is available at www.dctindustrial.com.

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CONTACT:

Melissa Sachs

DCT Industrial Trust

303-597-2400

investorrelations@dctindustrial.com

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DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share information)

	March 31, 2018	December 31, 2017
ASSETS	(unaudited )
Land	$1,172,654	$1,162,908
Buildings and improvements	3,336,574	3,284,976
Intangible lease assets	60,791	65,919
Construction in progress	162,794	149,994

Total investment in properties	4,732,813	4,663,797
Less accumulated depreciation and amortization	(947,731)	(919,186)

Net investment in properties	3,785,082	3,744,611
Investments in and advances to unconsolidated joint ventures	73,691	72,231

Net investment in real estate	3,858,773	3,816,842
Cash and cash equivalents	12,371	10,522
Restricted cash	68,613	14,768
Straight-line rent and other receivables, net of allowance for doubtful accounts of $413 and $425, respectively	81,980	80,119
Other assets, net	30,958	25,740
Assets held for sale	3,146	62,681

Total assets	$4,055,841	$4,010,672

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$95,020	$115,150
Distributions payable	35,182	35,070
Tenant prepaids and security deposits	37,174	34,946
Other liabilities	36,511	34,172
Intangible lease liabilities, net	17,915	18,482
Line of credit	264,000	234,000
Senior unsecured notes	1,328,576	1,328,225
Mortgage notes	158,350	160,129
Liabilities related to assets held for sale	91	1,035

Total liabilities	1,972,819	1,961,209

Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Shares-in-trust, $0.01 par value, 100,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 94,075,171 and 93,707,264 shares issued and outstanding as of March 31, 2018 and December 31, 2017, respectively	941	937
Additional paid-in capital	2,999,304	2,985,122
Distributions in excess of earnings	(1,005,434)	(1,022,605)
Accumulated other comprehensive loss	(7,352)	(11,893)

Total stockholders’ equity	1,987,459	1,951,561
Noncontrolling interests	95,563	97,902

Total equity	2,083,022	2,049,463

Total liabilities and equity	$4,055,841	$4,010,672

DCT INDUSTRIAL TRUST INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited, in thousands, except per share information)

	Three Months Ended March 31,
	2018	2017
REVENUES:
Rental revenues	$109,423	$105,424
Institutional capital management and other fees	384	472

Total revenues	109,807	105,896

OPERATING EXPENSES:
Rental expenses	10,239	9,462
Real estate taxes	16,724	16,766
Real estate related depreciation and amortization	41,232	41,605
General and administrative	7,464	7,192
Casualty loss (gain)	5	(270)

Total operating expenses	75,664	74,755

Operating income	34,143	31,141

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,077	1,516
Gain on dispositions of real estate interests	32,190	26
Interest expense	(16,050)	(16,755)
Interest and other income (expense)	34	(5)
Impairment loss on land	(371)	—
Income tax benefit expense and other taxes	(81)	(134)

Consolidated net income of DCT Industrial Trust Inc.	50,942	15,789
Net income attributable to noncontrolling interests	(2,119)	(830)

Net income attributable to common stockholders	48,823	14,959

Distributed and undistributed earnings allocated to participating securities	(271)	(161)

Adjusted net income attributable to common stockholders	$48,552	$14,798

NET EARNINGS PER COMMON SHARE:
Basic	$0.52	$0.16

Diluted	$0.52	$0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	93,812	91,751
Diluted	93,837	91,884

Distributions declared per common share	$0.36	$0.31

Reconciliation of Net Income Attributable to Common Stockholders to Funds from Operations

(unaudited, in thousands, except per share and unit data)

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$48,823	$14,959
Adjustments:
Real estate related depreciation and amortization	41,232	41,605
Equity in earnings of unconsolidated joint ventures, net	(1,077)	(1,516)
Equity in FFO of unconsolidated joint ventures(1)	2,751	3,238
Gain on dispositions of real estate interests	(32,190)	(26)
Loss on dispositions of non-depreciable real estate	(3)	—
Noncontrolling interest in the above adjustments	(543)	(1,835)
FFO attributable to unitholders	2,091	2,254

FFO attributable to common stockholders and unitholders – basic and diluted(2)	61,084	58,679

Adjustments:
Impairment loss on land	371	—
Acquisition costs	—	13
Hedge ineffectiveness (non-cash)(3)	—	30

FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$61,455	$58,722

FFO per common share and unit – basic	$0.63	$0.61

FFO per common share and unit – diluted	$0.63	$0.61

FFO, as adjusted, per common share and unit – basic	$0.63	$0.61

FFO, as adjusted, per common share and unit – diluted	$0.63	$0.61

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	93,812	91,751
Participating securities	506	466
Units	3,323	3,665

FFO weighted average common shares, participating securities and units outstanding – basic	97,641	95,882
Dilutive common stock equivalents	25	133

FFO weighted average common shares, participating securities and units outstanding – diluted	97,666	96,015

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See DCT Industrial’s first quarter 2018 supplemental reporting package for additional information.
(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).
(3)	Effective as of January 1, 2017, the Company no longer separately records hedge ineffectiveness per the adoption of the Derivatives and Hedging accounting standard update (“ASU”) 2017-12.

For information related to our Fixed Charge Coverage Ratio please see our First Quarter 2018 Supplemental

The following table is a reconciliation of our reported net income attributable to common stockholders to our net operating income for the three months ended March 31, 2018 and 2017 (unaudited, in thousands):

	For the Three Months Ended March 31,
	2018	2017
Reconciliation of net income attributable to common stockholders to NOI:
Net income attributable to common stockholders	$48,823	$14,959
Net income attributable to noncontrolling interests	2,119	830
Income tax expense and other taxes	81	134
Impairment loss on land	371	—
Interest and other (income) expense	(34)	5
Interest expense	16,050	16,755
Equity in earnings of unconsolidated joint ventures, net	(1,077)	(1,516)
General and administrative expense	7,464	7,192
Real estate related depreciation and amortization	41,232	41,605
Gain on dispositions of real estate interests	(32,190)	(26)
Casualty loss (gain)	5	(270)
Institutional capital management and other fees	(384)	(472)

Total NOI	$82,460	$79,196

Quarterly Same-Store Portfolio NOI:
Total NOI	$82,460	$79,196
Less NOI – non-same-store properties	(6,002)	(4,617)
Less revenue from lease terminations	(263)	(502)
Add early termination straight-line rent adjustment	49	17

NOI, excluding revenue from lease terminations	76,244	74,094
Less straight-line rents, net of related bad debt expense	(783)	(2,975)
Less amortization of above/(below) market rents	(555)	(745)

Cash NOI, excluding revenue from lease terminations	$74,906	$70,374

Financial Measures

Terms not otherwise defined below are as defined in our First Quarter 2018 Supplemental Reporting Package.

NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

We calculate Cash NOI as NOI excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

The Quarterly Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2017. Once a property is included in the Quarterly Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI and Cash NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for comparable periods.

The Annual Same-Store Portfolio includes all consolidated stabilized acquisitions acquired before January 1, 2017 and all consolidated Value-Add Acquisitions, developments and Redevelopments stabilized prior to January 1, 2017. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.

NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.

FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:

•	Add real estate-related depreciation and amortization;
•	Subtract gains from dispositions of real estate held for investment purposes;
•	Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and
•	Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.

Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Forward-Looking Statements

We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: national, international, regional and local economic conditions, the general level of interest rates and the availability of capital; the competitive environment in which we operate; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; decreased rental rates or increasing vacancy rates; defaults on or non-renewal of leases by tenants; acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections; the timing of acquisitions, dispositions and development; natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; energy costs; the terms of governmental regulations that affect us and interpretations of those regulations, including the cost of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments; lack of or insufficient amounts of insurance; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; the consequences of future terrorist attacks or civil unrest; environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and other risks and uncertainties detailed in the section of our Form 10-K filed with the SEC and updated on Form 10-Q entitled “Risk Factors.” In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership. We assume no obligation to update publicly any forward looking statements, whether as a result of new information, future events or otherwise.